1 Industrial Logistics Properties Trust First Quarter 2023 Financial Results and Supplemental Information April 25, 2023 Exhibit 99.2510 John Dodd Road Spartanburg, SC 1,015,740 Square Feet ILPT Ownership 100%

Table of Contents

INDUSTRIAL LOGISTICS PROPERTIES TRUST

QUARTERLY RESULTS

- Industrial Logistics Properties Trust Announces First Quarter 2023 Financial Results 4
- First Quarter 2023 Highlights and Results ..... 5 - 6

FINANCIALS

- Key Financial Data 8
- Condensed Consolidated Statements of Income (Loss) 9
- Condensed Consolidated Balance Sheets 10
- Debt Summary 11
- Debt Maturity Schedule 12
- Leverage Ratios and Coverage Ratios 13
- Capital Expenditures Summary 14
- Property Acquisitions and Dispositions Since 1/1/2023 15

PORTFOLIO INFORMATION

- Same Property Results 17
- Occupancy and Leasing Summary 18
- Tenant Concentration and Credit Characteristics 19
- Portfolio Lease Expiration and Reset Schedules 20
- Key Financial Data - By Investment Portfolio 21

JOINT VENTURES

- Consolidated Joint Venture - Mountain Industrial REIT LLC 23
- Consolidated Joint Venture - Financial Information at 100% 24
- Consolidated Joint Venture - Pro-Rata Financial Information 25
- Consolidated Joint Venture - Portfolio Information 26
- Unconsolidated Joint Venture - The Industrial Fund REIT LLC 27

APPENDIX

- Company Profile and Research Coverage 29
- Governance Information 30
- Non-GAAP Financial Measures and Certain Definitions ..... 31 - 32
- Calculation and Reconciliation of NOI and Cash Basis NOI 33
- Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI 34
- Calculation of EBITDA, EBITDAre and Adjusted EBITDAre 35
- Calculation of FFO Attributable to Common Shareholders and Normalized FFO Attributable to Common Shareholders 36

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 37

ILPT
Nasdaq Listed

Trading Symbols:
Common Shares: ILPT

Investor Relations Contact
Stephen Colbert, Director
(617) 231-3223
scolbert@ilptreit.com

Corporate Headquarters
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

All amounts in this presentation are unaudited.

Please refer to the Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.



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Supplemental Q1 2023 2

3Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Quarterly Results

4Supplemental Q1 2023RETURN TO TABLE OF CONTENTS “During the first quarter, we executed 1.1 million square feet of new and renewal leases at weighted average rental rates that were 15.1% higher than prior rental rates for the same space. Same property cash basis NOI grew by over 3% compared to the same period last year and we finished the quarter with portfolio occupancy of 98.7%. With no near-term debt maturities, a cash flowing portfolio and continued stability in the industrial sector, we are focused on generating organic cash flow through mark-to-market rent increase opportunities.” Yael Duffy, President and Chief Operating Officer INDUSTRIAL LOGISTICS PROPERTIES TRUST ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS Newton, MA (April 25, 2023): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended March 31, 2023. Dividend ILPT has declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on April 24, 2023. This distribution will be paid on or about May 18, 2023. Conference Call A conference call to discuss ILPT's first quarter results will be held on Wednesday, April 26, 2023 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 3354195. A live audio webcast of the conference call will also be available in a listen-only-mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of ILPT. About Industrial Logistics Properties Trust Industrial Logistics Properties Trust (Nasdaq: ILPT) is a real estate investment trust, or REIT, focused on owning and leasing high quality distribution and logistics properties that serve the growing needs of e-commerce. As of March 31, 2023, ILPT’s portfolio consisted of 413 properties containing approximately 60.0 million rentable square feet located in 39 states. Approximately 78% of ILPT’s annualized rental revenues as of March 31, 2023 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of March 31, 2023 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

5Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Financial Results • Net loss attributable to common shareholders was $24.8 million, or $0.38 per diluted share. • Normalized FFO attributable to common shareholders were $7.9 million, or $0.12 per diluted share. • Adjusted EBITDAre was $80.7 million. • Same property NOI, and same property Cash Basis NOI increased 7.8% and 3.2%, respectively, compared to the prior year quarter. The increase in same property NOI this quarter was driven by ILPT's leasing activity, an increase in percentage rent earned this quarter and a favorable change in reserves for uncollectible rents. Portfolio Update • Completed 1,143,000 square feet of leasing activity with a weighted average lease term of 8.9 years (by square feet). • Occupancy totaled 98.7% as of March 31, 2023. • Leasing activity yielded a 15.1% roll up in rents. First Quarter 2023 Highlights 2020 Joe B. Jackson Parkway Murfreesboro, TN 1,016,281 Square Feet ILPT Ownership: 100%

6Supplemental Q1 2023RETURN TO TABLE OF CONTENTS First Quarter 2023 Results (dollars in thousands, except per share data) 2552 South 98th Street Edwardsville, KS 280,019 Square Feet ILPT Ownership: 61% Three Months Ended March 31, Financial 2023 2022 Change Net loss attributable to common shareholders ($24,809) $(6,514) N/M Net loss attributable to common shareholders per diluted share $(0.38) $(0.10) N/M Normalized FFO attributable to common shareholders $7,916 $27,603 (71.3)% Normalized FFO attributable to common shareholders per diluted share $0.12 $0.42 (71.4)% Adjusted EBITDAre $80,712 $52,532 53.6% NOI $84,473 $55,167 53.1% Cash Basis NOI $80,441 $53,691 49.8% Same property NOI $43,500 $40,339 7.8% Same property Cash Basis NOI $40,662 $39,415 3.2% Three Months Ended Leasing Activity March 31, 2023 Leasing activity for new and renewal leases and rent resets (square feet) 1,143,000 Weighted average lease term for new and renewal leases (by square feet) 8.9 years Weighted average rental rate change versus prior rental rate for same space (by square feet) 15.1% Commitments for leasing costs and concessions for new and renewal leases (per square foot per year) $0.19 Three Months Ended Occupancy March 31, 2023 December 31, 2022 March 31, 2022 Occupancy 98.7% 99.1% 98.9% Same property occupancy 99.0% 99.1% 99.3%

7Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Financials

Key Financial Data

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Selected Income Statement Data:					
Rental income	$ 110,258	$ 106,339	$ 103,215	$ 107,222	$ 71,375
Net loss	$ (35,546)	$ (41,759)	$ (83,974)	$ (151,321)	$ (9,787)
Net loss attributable to common shareholders	$ (24,809)	$ (31,043)	$ (45,627)	$ (143,539)	$ (6,514)
NOI	$ 84,473	$ 83,598	$ 81,013	$ 86,894	$ 55,167
Cash Basis NOI	$ 80,441	$ 79,931	$ 76,969	$ 79,949	$ 53,691
Adjusted EBITDAre	$ 80,712	$ 79,213	$ 76,072	$ 80,811	$ 52,532
FFO attributable to common shareholders	$ 7,916	$ 5,440	$ (10,134)	$ (2,001)	$ 8,102
Normalized FFO attributable to common shareholders	$ 7,916	$ 5,440	$ 14,873	$ 28,302	$ 27,603
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	$ (0.38)	$ (0.48)	$ (0.70)	$ (2.20)	$ (0.10)
Normalized FFO attributable to common shareholders	$ 0.12	$ 0.08	$ (0.16)	$ (0.03)	$ 0.12
FFO attributable to common shareholders - diluted	$ 0.12	$ 0.08	$ 0.23	$ 0.43	$ 0.42
Dividends:					
Annualized dividends paid per share	$ 0.04	$ 0.04	$ 0.04	$ 1.32	$ 1.32
Annualized dividend yield (at end of period)	1.3%	1.2%	0.7%	9.4%	5.8%
Normalized FFO attributable to common shareholders payout ratio (annualized)	8.3%	12.5%	4.3%	76.7%	78.6%
Selected Balance Sheet Data:					
Total gross assets	$5,939,557	$5,949,633	$5,962,116	$6,166,704	$6,286,275
Total assets	$5,634,976	$5,676,166	$5,719,635	$5,955,838	$6,103,793
Total liabilities	$4,348,801	$4,345,395	$4,358,125	$4,520,904	$4,499,824
Total equity	$1,286,175	$1,330,771	$1,361,510	$1,434,934	$1,603,969

	As of 3/31/2023
Capitalization:	
Total common shares (at end of period)	65,565,969
Closing price (at end of period)	$ 3.07
Equity market capitalization (at end of period)	$ 201,288
Debt (principal balance)	4,284,833
Total market capitalization	$ 4,486,121
Liquidity:	
Cash and cash equivalents	61,250
Total liquidity	$ 61,250

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Supplemental Q1 2023 8

9Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Condensed Consolidated Statements of Income (Loss) Three Months Ended March 31, 2023 2022 Rental income $ 110,258 $ 71,375 Expenses: Real estate taxes 16,467 9,436 Other operating expenses 9,318 6,772 Depreciation and amortization 45,457 22,878 General and administrative 7,907 6,077 Total expenses 79,149 45,163 Interest and other income 1,146 478 Interest expense (including net amortization of debt issuance costs, premiums and discounts of $6,713 and $20,321, respectively) (70,771) (40,999) Loss on sale of real estate (974) — Realized gain on equity securities — 1,232 Unrealized gain on equity securities — 2,460 Loss on early extinguishment of debt — (828) Loss before income tax expense and equity in earnings of unconsolidated joint venture (39,490) (11,445) Income tax expense (17) (69) Equity in earnings of unconsolidated joint venture 3,961 1,727 Net loss (35,546) (9,787) Net loss attributable to noncontrolling interest 10,737 3,273 Net loss attributable to common shareholders $ (24,809) $ (6,514) Weighted average common shares outstanding - basic and diluted 65,309 65,212 Per common share data (basic and diluted): Net loss attributable to common shareholders $ (0.38) $ (0.10) Additional data: General and administrative expenses / total assets (at end of period) 0.1% 0.1% Non-cash straight line rent adjustments included in rental income $ 3,762 $ 1,156 Lease value amortization included in rental income $ 270 $ 320 (amounts in thousands, except percentage data and per share data) 8411 Florida Mining Boulevard Tampa, FL 174,975 Square Feet ILPT Ownership: 61%

10Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets March 31, December 31, 2023 2022 ASSETS Real estate properties: Land $ 1,116,561 $ 1,117,779 Buildings and improvements 4,061,589 4,058,329 Total real estate properties, gross 5,178,150 5,176,108 Accumulated depreciation (304,581) (273,467) Total real estate properties, net 4,873,569 4,902,641 Investment in unconsolidated joint venture 127,329 124,358 Acquired real estate leases, net 282,947 297,445 Cash and cash equivalents 61,250 48,261 Restricted cash 83,909 92,519 Rents receivable, including straight line rents of $84,472 and $80,710, respectively 111,014 107,011 Other assets, net 94,958 103,931 Total assets $ 5,634,976 $ 5,676,166 LIABILITIES AND EQUITY Mortgages and notes payable, net $ 4,245,651 $ 4,244,501 Accounts payable and other liabilities 75,937 73,547 Assumed real estate lease obligations, net 21,439 22,523 Due to related persons 5,774 4,824 Total liabilities 4,348,801 4,345,395 Commitments and contingencies Equity: Equity attributable to common shareholders: Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,565,969 and 65,568,145 shares issued and outstanding, respectively 656 656 Additional paid in capital 1,014,585 1,014,201 Cumulative net income 92,376 117,185 Cumulative other comprehensive income 14,885 21,903 Cumulative common distributions (363,877) (363,221) Total equity attributable to common shareholders 758,625 790,724 Total equity attributable to noncontrolling interest 527,550 540,047 Total equity 1,286,175 1,330,771 Total liabilities and equity $ 5,634,976 $ 5,676,166 (dollars in thousands, except per share data) 10551 N Congress Avenue Kansas City, MO 158,417 Square Feet ILPT Ownership: 61%

Debt Summary

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of March 31, 2023
(dollars in thousands)

Entity	Type	Secured By	Current Interest Rate [1]	Principal Balance [2]	Maturity Date	Due at Maturity	Years to Maturity
ILPT	Floating Rate - Interest only [3]	104 Properties	6.18 %	$ 1,235,000	10/9/2024	$ 1,235,000	1.5
ILPT	Fixed Rate - Interest only	186 Hawaii Properties	4.31 %	650,000	2/7/2029	650,000	5.9
ILPT	Fixed Rate - Interest only	17 Mainland Properties	4.42 %	700,000	3/9/2032	700,000	8.9
Mountain JV [4]	Floating Rate - Interest only [5]	82 Mainland Properties	6.17 %	1,400,000	3/9/2024	1,400,000	0.9
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	3.76 %	13,034	10/1/2028	–	5.5
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	3.77 %	4,720	4/1/2030	–	7.0
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	3.85 %	4,992	4/1/2030	–	7.0
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	3.56 %	13,987	9/1/2030	–	7.4
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	3.67 %	12,368	5/1/2031	–	8.1
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	4.14 %	13,842	7/1/2032	–	9.3
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	4.02 %	30,376	10/1/2033	–	10.5
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	4.13 %	42,432	11/1/2033	–	10.6
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	3.10 %	25,744	6/1/2035	–	12.2
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	2.95 %	41,425	1/1/2036	–	12.8
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	4.27 %	45,553	11/1/2037	–	14.6
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	3.25 %	51,360	1/1/2038	–	14.8
	Total / weighted average debt		5.43 %	$ 4,284,833		$ 3,985,000	3.9

(1) Interest rates are as of March 31, 2023 and reflect the impact of interest rate caps, as applicable.

(2) Principal balance excludes unamortized debt issuance costs related to these debts. Total debt outstanding as of March 31, 2023, including unamortized debt issuance costs totaling $39,182, was $4,245,651.

(3) The $1,235,000 floating rate loan has an initial maturity date of October 9, 2024, with three, one year extension options, subject to the satisfaction of certain conditions, and requires that interest be paid at an annual rate of secured overnight financing rate, or SOFR, plus a weighted average premium of 3.93%. ILPT also purchased an interest rate cap through October 2024 with a SOFR strike rate equal to 2.25%. The current interest rate reflects the impact of this interest rate cap.

(4) Mountain JV is Mountain Industrial REIT LLC, ILPT's consolidated joint venture in which ILPT owns a 61% equity interest. See pages 23-26 for more information.

(5) The $1,400,000 floating rate loan has an original maturity date of March 9, 2024 with three, one year extension options, and requires that interest be paid at an annual rate of SOFR plus a premium of 2.77%. Mountain JV has also purchased an interest rate cap through March 2024 with a SOFR strike rate equal to 3.40%. The current interest rate reflects the impact of this interest rate cap.


Holland

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Supplemental Q1 2023 11

12Supplemental Q1 2023RETURN TO TABLE OF CONTENTS (1) Principal balance excludes unamortized debt issuance costs related to these debts. Total debt outstanding as of March 31, 2023, including unamortized debt issuance costs totaling $39,182, was $4,245,651. (2) The $1,235,000 floating rate loan matures in October 2024, subject to three, one year extension options. (3) The $1,400,000 floating rate loan of ILPT's consolidated joint venture matures in March 2024, subject to three, one year extension options. See pages 23-26 for further information on this joint venture. Debt Maturity Schedule (1) (dollars in thousands) As of March 31, 2023 $( Th ou sa nd s) $1,235,000 $1,400,000 $16,898 $23,268 $24,141 $25,048 $25,988 $26,531 $675,325 $24,685 $22,413 $721,753 $63,783 Secured Floating Rate Debt Secured Floating Rate Debt of consolidated joint venture Secured Fixed Rate Debt 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 and thereafter $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 (3) (3) 900 Commerce Parkway West Drive Greenwood, IN 294,388 Square Feet ILPT Ownership: 100% (2) (2)

13Supplemental Q1 2023RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 3/31/2023 12/31/2022 9/30/2022 6/30/2022 3/31/2022 Leverage Ratios: Net debt / total gross assets 69.7% 69.7% 69.9% 65.1% 64.2% Net debt / gross book value of real estate assets 72.4% 72.6% 73.1% 73.7% 76.4% Net debt / total market capitalization 92.3% 92.1% 89.5% 74.7% 67.9% Secured debt / total assets 76.0% 75.6% 75.1% 74.7% 73.0% Variable rate debt / net debt 63.7% 63.5% 63.2% 69.4% 69.0% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 12.8x 13.1x 13.7x 12.4x 13.2x Adjusted EBITDAre / interest expense 1.1x 1.1x 0.8x 1.0x 1.4x Leverage Ratios and Coverage Ratios 309 Dulty’s Lane Burlington, NJ 633,836 Square Feet ILPT Ownership: 100%

14Supplemental Q1 2023RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended 3/31/2023 12/31/2022 9/30/2022 6/30/2022 3/31/2022 Tenant improvements and leasing costs $ 2,040 $ 4,369 $ 2,302 $ 2,627 $ 3,361 Building improvements 370 2,221 1,292 376 110 Recurring capital expenditures 2,410 6,590 3,594 3,003 3,471 Development, redevelopment and other activities 2,521 1,322 4,980 7,077 294 Total capital expenditures $ 4,931 $ 7,912 $ 8,574 $ 10,080 $ 3,765 Capital Expenditures Summary 5440 Haggerty Lane Lafayette, IN 350,418 Square Feet ILPT Ownership: 61%

15Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Property Acquisitions and Dispositions Since 1/1/2023 Dispositions: ILPT has not disposed of any properties since January 1, 2023. Acquisitions: ILPT has not acquired any properties since January 1, 2023.

16Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Portfolio Information

17Supplemental Q1 2023RETURN TO TABLE OF CONTENTS (dollars and sq. ft. in thousands) As of and For the Three Months Ended 03/31/2023 03/31/2022 Properties (end of period) 287 287 Square Feet 34,012 33,991 Percent Leased 99.0% 99.3% Rental income $ 56,563 $ 52,570 NOI $ 43,500 $ 40,339 NOI % Change 7.8% Cash Basis NOI $ 40,662 $ 39,415 Cash Basis NOI % Change 3.2% Same Property Results 55 Commerce Avenue Albany, NY 125,000 Square Feet ILPT Ownership: 100%

Occupancy and Leasing Summary (1) (2)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Properties	413	413	413	412	412
Total sq. ft.	59,983	59,983	59,962	59,736	59,736
Square feet leased	59,193	59,420	59,469	59,060	59,059
Percentage leased	98.7%	99.1%	99.2%	98.9%	98.9%
Leasing Activity (Sq. Ft.):					
New leases	36	188	543	2,652	281
Renewals	1,107	1,145	1,142	1,082	548
Rent resets	–	36	–	138	56
Expirations	(1,370)	(1,382)	(1,502)	(3,733)	(776)
% Change in GAAP Rent:					
New leases	51.4%	20.3%	280.7%	104.7%	60.9%
Renewals	13.9%	17.8%	26.1%	29.1%	15.7%
Rent resets	–%	33.2%	–%	37.2%	35.8%
Weighted average (by square feet)	15.1%	18.7%	77.5%	61.3%	27.9%
Leasing Costs and Concession Commitments [3]:					
New leases	$ 160	$ 782	$ 3,570	$ 3,025	$ 2,355
Renewals	1,777	4,248	992	2,945	2,417
Total	$ 1,937	$ 5,030	$ 4,562	$ 5,970	$ 4,772
Leasing Costs and Concession Commitments per Sq. Ft. [4]:					
New leases	$ 4.44	$ 4.16	$ 6.58	$ 1.14	$ 8.38
Renewals	$ 1.60	$ 3.71	$ 0.87	$ 2.72	$ 4.41
Total	$ 1.69	$ 3.77	$ 2.71	$ 1.60	$ 5.76
Weighted Average Lease Term by Sq. Ft. (Years):					
New leases	18.0	6.5	7.4	28.3	12.6
Renewals	8.6	8.2	3.7	9.1	6.9
Total	8.9	8.0	4.9	22.7	8.9
Leasing Costs and Concession Commitments per Sq. Ft. per Year [3][4]:					
New leases	$ 0.25	$ 0.64	$ 0.89	$ 0.04	$ 0.66
Renewals	$ 0.19	$ 0.45	$ 0.24	$ 0.30	$ 0.64
Total	$ 0.19	$ 0.47	$ 0.55	$ 0.07	$ 0.65

(1) This leasing summary is based on leases entered into during the periods indicated.

(2) Excludes properties owned by ILPT's unconsolidated joint venture.

(3) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.

(4) Amounts are per square foot per year for the weighted average lease term by leased square feet.

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Supplemental Q1 2023 18

Tenant Concentration and Credit Characteristics

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of March 31, 2023

Tenant Credit Characteristics	% of Annualized Rental Revenues
Investment grade rated	18.5%
Subsidiaries of investment grade rated parent entities	39.0%
Other leased Hawaii lands	20.1%
Subtotal investment grade rated, subsidiaries of investment grade rated parent entities and other leased Hawaii lands	77.6%
Other unrated or non-investment grade	22.4%
	100.0%

Tenants Representing 1% or More of Total Annualized Rental Revenues

(dollars and sq. ft. in thousands)

	Tenant	States	No. of Properties	Leased Sq. Ft.	% of Total Leased Sq. Ft.	% of Total Annualized Rental Revenues
1	FedEx Corporation/ FedEx Ground Package System, Inc.	Various (34 States)	83	13,093	22.1%	30.1%
2	Amazon.com Services, Inc./ Amazon.com Services LLC	AL, IN, OK, SC, TN, VA	8	4,539	7.7%	6.9%
3	Home Depot U.S.A., Inc. (1)	GA, HI	2	956	1.6%	2.2%
4	UPS Supply Chain Solutions, Inc.	NH, NY	3	794	1.3%	1.6%
5	Restoration Hardware, Inc.	MD	1	1,195	2.0%	1.5%
6	Servco Pacific, Inc	HI	7	629	1.1%	1.4%
7	American Tire Distributors, Inc.	CO, LA, NE, NY, OH	5	722	1.2%	1.3%
8	Par Pacific Holdings Inc	HI	3	3,148	5.3%	1.2%
9	TD SYNNEX Corporation	OH	2	939	1.6%	1.1%
10	Berkshire Hathaway Inc.	GA	1	832	1.4%	1.0%
			115	26,847	45.3%	48.3%

(1) In 2022, ILPT entered into an agreement with Home Depot U.S.A., Inc. to lease a property in Hawaii with 2,238 square feet for annualized rental revenues of $8,096. In March 2023, the tenant exercised its option to terminate the agreement prior to lease commencement.


17001 Mercury Street
Gardner, KS
645,462 Square Feet
ILPT Ownership: 100%

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Supplemental Q1 2023 19

Portfolio Lease Expiration and Reset Schedules

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of March 31, 2023

(dollars and sq. ft. in thousands)

Period / Year	Number of Tenants	Leased Square Feet Expiring	% of Total Leased Square Feet Expiring	Cumulative % of Total Leased Square Feet Expiring	Annualized Rental Revenues Expiring	% of Total Annualized Rental Revenues Expiring	Cumulative % of Total Annualized Rental Revenues Expiring
4/1/2023-12/31/2023	27	1,678	2.8%	2.8%	$ 12,231	2.9%	2.9%
2024	47	6,758	11.4%	14.2%	34,041	8.1%	11.0%
2025	35	4,802	8.1%	22.3%	27,999	6.6%	17.6%
2026	25	3,851	6.5%	28.8%	25,608	6.1%	23.7%
2027	38	8,841	14.9%	43.7%	53,593	12.7%	36.4%
2028	32	5,489	9.3%	53.0%	39,325	9.3%	45.7%
2029	16	3,428	5.8%	58.8%	17,018	4.0%	49.7%
2030	15	2,334	3.9%	62.7%	19,582	4.6%	54.3%
2031	17	3,265	5.5%	68.2%	25,366	6.0%	60.3%
2032	37	3,615	6.1%	74.3%	35,200	8.3%	68.6%
Thereafter	105	15,132	25.7%	100.0%	132,443	31.4%	100.0%
Total	394	59,193	100.0%		$ 422,406	100.0%	
Weighted average remaining lease term (in years)		7.3			8.4		

	Total	4/1/2023 - 12/31/2023	2024	2025	2026	2027	2028 and Thereafter
Next Scheduled Rent Resets at Hawaii Properties:							
Reset sq. ft.	3,676	334	192	156	154	86	2,754
Percent		2.0%	1.2%	1.0%	0.9%	0.5%	16.8%
Annualized rental revenues	$ 23,218	$ 1,824	$ 1,273	$ 831	$ 1,307	$ 781	$ 17,202
Percent		1.6%	1.1%	0.7%	1.1%	0.7%	14.6%


158 West Yard Road
Feura Bush, NY
354,000 Square Feet
ILPT Ownership: 100%

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Supplemental Q1 2023 20

Key Financial Data - By Investment Portfolio

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended March 31, 2023					
	ILPT Wholly Owned Properties			Mountain Industrial REIT LLC [1]	Other [2]	ILPT Consolidated
	Hawaii	Mainland	Total			
Ownership %	100 %	100 %	100 %	61 %		
Properties	226	92	318	94	1	413
Sq. Ft.	16,729	22,209	38,938	20,981	64	59,983
Occupancy %	98.0 %	99.6 %	98.9 %	98.3 %	98.1 %	98.7 %
Selected Balance Sheet Data:						
Total gross assets	$ 724,325	$ 1,860,667	$ 2,584,992	$ 3,149,255	$ 205,310	$ 5,939,557
Total debt (principal)	$ 862,930	$ 1,722,070	$ 2,585,000	$ 1,699,833	$ –	$ 4,284,833
Selected Income Statement Data:						
Rental income	$ 30,220	$ 36,664	$ 66,884	$ 43,066	$ 308	$ 110,258
Net income (loss)	$ 8,550	$ (20,681)	$ (12,131)	$ (27,518)	$ 4,103	$ (35,546)
Net income (loss) attributable to common shareholders	$ 8,550	$ (20,681)	$ (12,131)	$ (16,790)	$ 4,112	$ (24,809)
NOI	$ 22,122	$ 29,220	$ 51,342	$ 32,923	$ 208	$ 84,473
Cash Basis NOI	$ 19,512	$ 28,983	$ 48,495	$ 31,740	$ 206	$ 80,441
Adjusted EBITDAre	$ 21,233	$ 26,940	$ 48,173	$ 29,519	$ 3,020	$ 80,712
Normalized FFO attributable to common shareholders	$ 9,264	$ (3,749)	$ 5,515	$ 1,033	$ 1,368	$ 7,916
Key Ratios:						
Annualized Cash Basis NOI / total gross assets	10.8 %	6.2 %	7.5 %	4.0 %		5.4 %
Net debt / annualized Adjusted EBITDAre	10.2 x	16.0 x	13.4 x	13.6 x		12.8 x
Select Quarterly Leasing Activity:						
Leasing activity (sq. ft.):	107	428	535	587	21	1,143
% Change in GAAP rent (weighted average by sq. ft.):	23.5 %	13.7 %	19.6 %	14.1 %	9.9 %	15.1 %
Weighted average lease term by sq. ft. (Years):	12.4	5.3	8.8	11.0	5.0	8.9

(1) Amounts represent this joint venture at 100%, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) Other includes one consolidated mainland property containing approximately 64,000 rentable square feet located in New Jersey in which ILPT has a 67% ownership interest; any corporate assets and liabilities including ILPT's equity investment in its unconsolidated joint venture; and adjustments to remove the non-controlling interest of Mountain Industrial REIT LLC from the balance sheet and income statement data.



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Supplemental Q1 2023 21

22Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Joint Ventures

23Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Consolidated Joint Venture - Mountain Industrial REIT LLC (dollars and sq. ft. in thousands) Investment in Joint Venture: ILPT Number of Number of Square Joint Venture Ownership Presentation Properties States Feet Mountain Industrial REIT LLC 61% Consolidated 94 27 20,981 (1) Amounts represent this joint venture at 100%, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information. (2) ILPT's proportionate share of the principal amount of debt balances based on its ownership percentage of its consolidated joint venture as of March 31, 2023 is $1,036,898. None of the debt is recourse to ILPT, subject to certain limitations. As of March 31, 2023 Mountain Industrial REIT LLC Balance Sheet Information of ILPT's Consolidated Joint Venture (1) March 31, 2023 December 31, 2022 ASSETS Real estate properties: Total real estate properties, gross $ 2,835,807 $ 2,836,538 Accumulated depreciation (85,212) (65,732) Total real estate properties, net 2,750,595 2,770,806 Acquired real estate leases, net 185,991 194,266 Other assets, net 127,457 135,376 Total assets $ 3,064,043 $ 3,100,448 LIABILITIES Mortgage and notes payable, net (2) $ 1,685,202 $ 1,687,050 Other liabilities 35,819 38,347 Total liabilities $ 1,721,021 $ 1,725,397 Total equity attributable to non-controlling interest (39%) $ 527,550 $ 540,047

24Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Consolidated Joint Venture - Financial Information at 100% (1) Three Months Ended March 31, 2023 2022 (2) Mountain Industrial REIT LLC Rental income $ 43,066 $ 14,786 Real estate taxes 7,065 1,594 Other operating expenses 3,078 1,374 Depreciation and amortization 27,577 11,804 General and administrative 4,091 1,447 Total expenses 41,811 16,219 Interest and other income 687 — Interest expense (28,472) (6,928) Loss on sale of real estate (974) — Loss before income tax expense and equity in earnings of unconsolidated joint venture (27,504) (8,361) Income tax expense (14) — Net loss $ (27,518) $ (8,361) Net Loss $ (27,518) $ (8,361) Plus: depreciation and amortization 27,577 11,804 Plus: loss on sale of real estate 974 — Funds from Operations 1,033 3,443 Normalized Funds from Operations $ 1,033 $ 3,443 Net Loss $ (27,518) $ (8,361) Plus: interest expense 28,472 6,928 Plus: income tax expense 14 — Plus: depreciation and amortization 27,577 11,804 Plus: loss on sale of real estate 974 — EBITDA, EBITDAre and Adjusted EBITDAre $ 29,519 $ 10,371 (dollars in thousands, except percentage data and per share data) (1) Amounts represent this joint venture at 100%, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information. (2) For the period from February 25, 2022 to March 31, 2022. 6 Konzen Court Granite City, IL 184,800 Square Feet ILPT Ownership: 61%

25Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Consolidated Joint Venture - Pro-Rata Financial Information (1) Three Months Ended March 31, 2023 2022 (2) ILPT Share of Consolidated Joint Venture (61%) Rental income $ 26,270 $ 9,018 Real estate taxes 4,310 972 Other operating expenses 1,878 838 Depreciation and amortization 16,824 7,200 General and administrative 2,496 883 Total expenses 25,508 9,893 Interest and other income 419 — Interest expense (17,368) (4,226) Loss on sale of real estate (594) — Loss before income tax expense and equity in earnings of unconsolidated joint venture (16,781) (5,101) Income tax expense (9) — Net loss $ (16,790) $ (5,101) Net Loss $ (16,790) $ (5,101) Plus: depreciation and amortization 16,824 7,200 Plus: loss on sale of real estate 594 — Funds from Operations 628 2,099 Normalized Funds from Operations $ 628 $ 2,099 Net Loss $ (16,790) $ (5,101) Plus: interest expense 17,368 4,226 Plus: income tax expense 9 — Plus: depreciation and amortization 16,824 7,200 Plus: loss on sale of real estate 594 — EBITDA, EBITDAre and Adjusted EBITDAre $ 18,005 $ 6,325 (amounts in thousands, except percentage data and per share data) 101 North Campus Drive Imperial, PA 125,860 Square Feet ILPT Ownership: 61% (1) See page 31 for more information regarding Pro-Rata Financial Information of Consolidated Joint Venture. (2) For the period from February 25, 2022 to March 31, 2022.

26Supplemental Q1 2023RETURN TO TABLE OF CONTENTS GA: 12.3% OH: 10.7% TX: 10.2% IN: 8.3% NC: 6.1%FL: 5.1% MI: 4.7% NJ: 4.0% MS: 3.6% KS: 3.6% TN: 3.3% 16 Other States: 28.1% Consolidated Joint Venture - Portfolio Information (dollars in thousands) Number of Leases Expiring 2 6 8 10 13 7 35 % of Total Annualized Rental Revenues Expiring 1.3% 3.9% 8.2% 5.3% 13.6% 10.3% 57.4% A nn ua liz ed R ev en ue E xp ir in g 4/1/2023- 12/31/2023 2024 2025 2026 2027 2028 2029 and Thereafter $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 Joint Venture Lease Expiration Schedule As of March 31, 2023 Major Tenants of Consolidated Joint Venture % of Annualized Rental Tenant Revenues of Joint Venture FedEx Corporation/ FedEx Ground Package System, Inc. 57.3% Amazon.com Services, Inc./ Amazon.com Services LLC 7.2% Home Depot U.S.A., Inc. 3.8% Berkshire Hathaway Inc. 2.7% Techtronic Industries Company Limited 2.5% Autoneum Holding AG 2.4% Geographic Diversification (1) (1) Based on the aggregate annualized rental revenues of ILPT's consolidated joint venture as of March 31, 2023.

Unconsolidated Joint Venture - The Industrial Fund REIT LLC

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of March 31, 2023

(dollars in thousands)

Joint Venture	ILPT Ownership	Number of Properties	Number of States	Square Feet	Investment in Unconsolidated Joint Venture at March 31, 2023
The Industrial Fund REIT LLC	22%	18	12	11,726	$ 127,329

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Rental income	$ 17,411	$ 17,288
Real estate taxes	2,454	2,355
Other operating expenses	2,161	2,441
Depreciation and amortization	8,246	8,350
General and administrative	985	862
Total expenses	13,846	14,008
Interest and other income	64	(4)
Interest expense	(5,197)	(3,617)
Loss before income tax expense	(1,568)	(341)
Income tax expense	(5)	(3)
Net loss	$ (1,573)	$ (344)
Distributions received [1]	$ 990	$ 1,320

Secured Debt	Current Interest Rate [2]	Maturity Date	Principal Balance March 31, 2023 [3]
Mortgage notes payable (secured by one property in Florida) [4]	3.60%	10/1/2023	$ 56,980
Mortgage notes payable (secured by five properties in eight states) [5]	5.30%	10/1/2027	97,000
Mortgage notes payable (secured by 11 properties in four states) [4]	3.33%	11/7/2029	350,000
Total / Weighted Average	3.74%		$ 503,980

(1) Includes distribution of proceeds from the joint venture's financing activities.

(2) Current interest rate is as of March 31, 2023 and reflects the interest rate stated in, or determined pursuant to, the contract terms.

(3) Reflects the entire balance of the debt secured by the respective properties.

(4) The mortgage debts require interest-only payments until their respective maturity dates.

(5) The $97,000 interest only floating rate loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.80% through October 1, 2027. The Industrial Fund REIT LLC has also purchased an interest rate cap through October 2025 with a SOFR strike rate equal to 3.50%.

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Supplemental Q1 2023 27

28Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

The Company:
Industrial Logistics Properties Trust (Nasdaq: ILPT) is a REIT that owns and leases industrial and logistics properties throughout the United States. ILPT is included in 147 market indices and comprises more than 1% of the following indices as of March 31, 2023: Invesco S&P SmallCap High Dividend Low Volatility ETF INAV Index (XSHDIV), Bloomberg US Micro Cap Real Estate Price Return Index (BMICR), Bloomberg Real Estate Investment Trust Small Cap Index (BBRESMLC) and Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV).

Management:
ILPT is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of March 31, 2023, RMR had over $37 billion of real estate assets under management and the combined RMR managed companies had more than $16 billion of annual revenues, nearly 2,100 properties and approximately 38,000 employees. ILPT believes that being managed by RMR is a competitive advantage for ILPT because of RMR's depth of management and experience in the real estate industry. ILPT also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
bmaher@brileyfin.com
(646) 885-5423

BofA Securities
Camille Bonnel
camille.bonnel@baml.com
(416) 369-2140

BTIG
Thomas Catherwood
tcatherwood@btig.com
(212) 738-6140

JMP Securities
Mitchell Germain
mgermain@jmpsecurities.com
(212) 906-3537

RBC Capital Markets
Michael Carroll
michael.carroll@rbccm.com
(440) 715-2649

ILPT is followed by the analysts listed on this page. Please note that any opinions, estimates or forecasts regarding ILPT's performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.


Holland

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Supplemental Q1 2023 29

30Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Governance Information Board of Trustees Bruce M. Gans Lisa Harris Jones Matthew P. Jordan Lead Independent Trustee Independent Trustee Managing Trustee Joseph L. Morea Kevin C. Phelan Adam D. Portnoy Independent Trustee Independent Trustee Chair of the Board & Managing Trustee June S. Youngs Independent Trustee Executive Officers Yael Duffy Brian E. Donley President and Chief Operating Officer Chief Financial Officer and Treasurer 91-238 Kauhi Kapolei, HI 85,317 Square Feet ILPT Ownership: 100%

31Supplemental Q1 2023RETURN TO TABLE OF CONTENTS FFO and Normalized FFO Attributable to Common Shareholders: ILPT calculates funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders as shown on page 36. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding loss on impairment of real estate, any gain or loss on sale of real estate, equity in earnings of unconsolidated joint venture and any realized and unrealized gains or losses on equity securities, plus real estate depreciation and amortization of consolidated properties and ILPT's proportionate share of FFO of unconsolidated joint venture properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown on page 36 including similar adjustments for the unconsolidated joint venture, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain ILPT's qualification for taxation as a REIT, limitations in the agreements governing its debt, the availability to ILPT of debt and equity capital, its distribution rate as a percentage of the trading price of ILPT's common shares, or dividend yield, and ILPT's dividend yield compared to the dividend yields of other industrial REITs, ILPT's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does. Unless otherwise noted, all data presented in this presentation excludes 18 properties, which are encumbered by $504.0 million of mortgage notes, owned by an unconsolidated joint venture in which ILPT owns a 22% equity interest. See page 27 for information regarding this joint venture and related mortgage notes. Non-GAAP Financial Measures: ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, same property NOI, Cash Basis NOI and same property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of ILPT's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in ILPT's condensed consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT's properties. NOI and Cash Basis NOI: The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to ILPT's property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown on page 33 and same property NOI and same property Cash Basis NOI as shown on page 34. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that it records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. We calculate same property NOI and same property Cash Basis NOI in the same manner that we calculate the corresponding NOI and Cash Basis NOI amounts, except that we only include same properties in calculating same property NOI and same property Cash Basis NOI. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does. Non-GAAP Financial Measures and Certain Definitions EBITDA, EBITDAre and Adjusted EBITDAre: ILPT calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 35. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, including ILPT's proportionate share of EBITDAre from unconsolidated joint venture properties, and excluding gains and losses on the sale of real estate, equity in earnings of unconsolidated joint venture, loss on impairment of real estate, any realized and unrealized gains or losses on equity securities, as well as certain other adjustments currently not applicable to us. In calculating Adjusted EBITDAre, ILPT adjusts for the items shown on page 35. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than ILPT does. Pro-Rata Financial Information of Consolidated Joint Venture: ILPT believes this financial presentation of its joint venture information provides useful information to investors by providing additional insight into the financial performance of its consolidated joint venture, in which ILPT owns a 61% equity interest. This information may not accurately depict the impact of these investments in accordance with GAAP. Pro-rata information should not be considered in isolation or as a substitute for ILPT's condensed consolidated financial statements in accordance with GAAP.

32Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Cont.) Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of ILPT's common shares at the end of the relevant period. Annualized rental revenues - Annualized rental revenues is the annualized contractual rents, as of March 31, 2023, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants. Building improvements - Building improvements generally include (i) expenditures to replace obsolete building components and (ii) expenditures that extend the useful life of existing assets. Development, redevelopment and other activities - Development, redevelopment and other activities generally include capital expenditures projects that (i) reposition a property or (ii) result in new sources of revenue. Equity Research Coverage - ILPT is followed by the analysts listed on page 29. Please note that any opinions, estimates or forecasts regarding ILPT’s performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts. Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. ILPT Wholly Owned Properties - ILPT Wholly Owned Properties is comprised of 318 properties that are wholly owned by ILPT, including 226 buildings, leasable land parcels and easements containing approximately 16.7 million rentable square feet that are primarily industrial lands located on the island of Oahu, HI or the Hawaii Portfolio, and 92 properties containing approximately 22.2 million rentable square feet located in 34 other states, or the Mainland Portfolio. Information included in this presentation with respect to the Mainland Portfolio and the Hawaii Portfolio include certain allocations of interest expense on debts secured by properties in each portfolio and of general and administrative expense based upon gross asset value of properties in each portfolio. ILPT believes the information presented for these portfolios is useful to investors to provide insight into the financial performance of these portfolios. Investment Grade Tenants - Investment grade tenants Include investment grade rated tenants, subsidiaries of investment grade rated parent entities and other leased Hawaii lands. Leased square feet - Leased square feet is pursuant to existing leases as of March 31, 2023, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied, or is being offered for sublease by tenants, if any. Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Mountain Industrial REIT LLC - Mountain Industrial REIT LLC, owns 94 mainland properties containing approximately 21.0 million rentable square feet located in 27 states. ILPT owns a 61% equity interest in this joint venture. ILPT consolidates 100% of this joint venture in its financial statements in accordance with GAAP. Net debt - Net debt is total debt less cash. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. Same space represents the same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Same property - For the three months ended March 31, 2023 and 2022, same property NOI and Cash Basis NOI are based on properties that ILPT owned as of March 31, 2023 and that it owned continuously since January 1, 2022, excluding properties owned by an unconsolidated joint venture. Square feet - Subject to modest adjustments when space is remeasured or reconfigured for new tenants or when land leases are converted to building leases. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is total debt plus the market value of ILPT's common shares at the end of the applicable period.

Calculation and Reconciliation of NOI and Cash Basis NOI

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Calculation of NOI and Cash Basis NOI:					
Rental income	$ 110,258	$ 106,339	$ 103,215	$ 107,222	$ 71,375
Real estate taxes	(16,467)	(14,164)	(13,749)	(13,275)	(9,436)
Other operating expenses	(9,318)	(8,577)	(8,453)	(7,053)	(6,772)
NOI	84,473	83,598	81,013	86,894	55,167
Non-cash straight line rent adjustments included in rental income	(3,762)	(3,368)	(3,794)	(3,220)	(1,156)
Lease value amortization included in rental income	(270)	(279)	(250)	(3,695)	(320)
Lease termination fees included in rental income	–	(20)	–	(30)	–
Cash Basis NOI	$ 80,441	$ 79,931	$ 76,969	$ 79,949	$ 53,691

	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Reconciliation of Net Loss to NOI and Cash Basis NOI:					
Net loss	$ (35,546)	$ (41,759)	$ (83,974)	$ (151,321)	$ (9,787)
Equity in earnings of unconsolidated joint venture	(3,961)	(444)	(3,297)	(1,610)	(1,727)
Income tax (benefit) expense	17	(68)	28	16	69
Loss before income tax expense and equity in earnings of unconsolidated joint venture	(39,490)	(42,271)	(87,243)	(152,915)	(11,445)
Loss on early extinguishment of debt	–	–	21,370	–	828
Interest and other income	(1,146)	(763)	(1,068)	(354)	(478)
Interest expense	70,771	71,765	89,739	77,548	40,999
Loss on sale of real estate	974	–	–	10	–
Realized loss (gain) on sale of equity securities	–	–	–	9,450	(1,232)
Unrealized gain on equity securities	–	–	–	–	(2,460)
General and administrative	7,907	7,981	9,110	9,709	6,077
Acquisition and other transaction related costs	–	–	586	–	–
Loss on impairment of real estate	–	–	–	100,747	–
Depreciation and amortization	45,457	46,886	48,519	42,699	22,878
NOI	84,473	83,598	81,013	86,894	55,167
Non-cash straight line rent adjustments included in rental income	(3,762)	(3,368)	(3,794)	(3,220)	(1,156)
Lease value amortization included in rental income	(270)	(279)	(250)	(3,695)	(320)
Lease termination fees included in rental income	–	(20)	–	(30)	–
Cash Basis NOI	$ 80,441	$ 79,931	$ 76,969	$ 79,949	$ 53,691


5300 Centerpoint Parkway
Groveport, OH
581,342 Square Feet
ILPT Ownership: 100%

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Supplemental Q1 2023 33

34Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI (dollars in thousands) Three Months Ended March 31, 2023 2022 Reconciliation of NOI to Same Property NOI: Rental income $ 110,258 $ 71,375 Real estate taxes (16,467) (9,436) Other operating expenses (9,318) (6,772) NOI 84,473 55,167 Less: NOI of properties not included in same property results (40,973) (14,828) Same property NOI $ 43,500 $ 40,339 Calculation of Same Property Cash Basis NOI: Same property NOI $ 43,500 $ 40,339 Less: Non-cash straight line rent adjustments included in rental income (2,687) (685) Lease value amortization included in rental income (151) (239) Same property Cash Basis NOI $ 40,662 $ 39,415 955 Aeroplaza Drive Colorado Springs, CO 125,060 Square Feet ILPT Ownership: 100%

Calculation of EBITDA, EBITDA*re*, and Adjusted EBITDA*re*

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Net loss	$ (35,546)	$ (41,759)	$ (83,974)	$ (151,321)	$ (9,787)
Plus: interest expense	70,771	71,765	89,739	77,548	40,999
Plus: income tax expense (benefit)	17	(68)	28	16	69
Plus: depreciation and amortization	45,457	46,886	48,519	42,699	22,878
EBITDA	80,699	76,824	54,312	(31,058)	54,159
Loss on impairment of real estate	–	–	–	100,747	–
Loss on sale of real estate	974	–	–	10	–
Equity in earnings of unconsolidated joint venture	(3,961)	(444)	(3,297)	(1,610)	(1,727)
Share of EBITDA*re* from unconsolidated joint venture	2,613	2,432	2,483	2,476	2,558
Realized loss (gain) on sale of equity securities	–	–	–	9,450	(1,232)
Unrealized gain on equity securities	–	–	–	–	(2,460)
EBITDA*re*	80,325	78,812	53,498	80,015	51,298
Plus: acquisition and other transaction related costs	–	–	586	–	–
Plus: general and administrative expense paid in common shares [1]	387	401	618	796	406
Plus: loss on early extinguishment of debt	–	–	21,370	–	828
Adjusted EBITDA*re*	$ 80,712	$ 79,213	$ 76,072	$ 80,811	$ 52,532

(1) Amounts represent equity based compensation to ILPT's trustees and officers and certain other employees of RMR.


Holland

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Supplemental Q1 2023 35

Calculation of FFO Attributable to Common Shareholders and Normalized FFO Attributable to Common Shareholders

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and shares in thousands, except per share data)

	For the Three Months Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Net loss attributable to common shareholders	$ (24,809)	$ (31,043)	$ (45,627)	$ (143,539)	$ (6,514)
Depreciation and amortization	45,457	46,886	48,519	42,699	22,878
Equity in earnings of unconsolidated joint venture	(3,961)	(444)	(3,297)	(1,610)	(1,727)
Realized loss (gain) on sale of equity securities	–	–	–	9,450	(1,232)
Unrealized loss on equity securities	–	–	–	–	(2,460)
Share of FFO from unconsolidated joint venture	1,468	1,291	1,678	1,676	1,761
Loss on impairment of real estate	–	–	–	100,747	–
Loss on sale of real estate	974	–	–	10	–
FFO adjustments attributable to noncontrolling interest	(11,213)	(11,250)	(11,407)	(11,434)	(4,604)
FFO attributable to common shareholders	7,916	5,440	(10,134)	(2,001)	8,102
Loss on early extinguishment of debt	–	–	21,370	–	828
Acquisition, transaction related and certain other financing costs [(1)]	–	–	32,016	30,303	18,673
Normalized FFO adjustments attributable to noncontrolling interest	–	–	(28,379)	–	–
Normalized FFO attributable to common shareholders	$ 7,916	$ 5,440	$ 14,873	$ 28,302	$ 27,603
Weighted average common shares outstanding - basic and diluted	65,309	65,307	65,250	65,221	65,212
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	(0.38)	(0.48)	(0.70)	(2.20)	(0.10)
FFO attributable to common shareholders	0.12	0.08	(0.16)	(0.03)	0.12
Normalized FFO attributable to common shareholders	0.12	0.08	0.23	0.43	0.42

(1) Amounts for the three months ended March 31, 2022, June 30, 2022, and September 30, 2022, primarily represent debt issuance costs recorded as interest expense related to certain financing and other transaction related costs expensed under GAAP.

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Supplemental Q1 2023 36

37Supplemental Q1 2023RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. Forward-looking statements reflect ILPT’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause ILPT’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these forward-looking statements and the related risks, uncertainties and other factors include, but are not limited to, the following: ILPT’s ability and the ability of its tenants to operate under unfavorable market and economic conditions, such as rising or sustained high interest rates, high inflation, labor market challenges, dislocation and volatility in the public equity and debt markets, challenges in the commercial real estate industry generally and in the industrial and logistics sector, geopolitical instability and economic recessions or downturns; demand for industrial and logistics properties; ILPT’s ability to reduce its leverage, generate cash flow and take advantage of mark-to-market opportunities; ILPT’s ability to cost-effectively raise and balance its use of debt or equity capital; ILPT’s ability to pay interest on and principal of its debt; ILPT’s ability to maintain sufficient liquidity; ILPT’s tenants’ ability and willingness to pay their rent obligations to ILPT; ILPT’s ability to successfully compete for tenancies, the likelihood that the rents it realizes will increase when ILPT renews or extends its leases, enters new leases, or its rents reset at ILPT’s properties in Hawaii; whether ILPT's tenants will renew or extend their leases or that ILPT will be able to obtain replacement tenants on terms as favorable to it as the terms of its existing leases; the credit qualities of ILPT’s tenants; changes in the security of cash flows from ILPT’s properties; ILPT’s ability to maintain high occupancy at its properties; potential defaults of its leases by its tenants; changes in global supply chain conditions and emerging technologies; whether the industrial and logistics sector and the extent to which ILPT’s tenants' businesses are critical to sustaining a resilient supply chain and that ILPT's business will benefit as a result; ILPT’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; ILPT’s ability to acquire properties that realize ILPT's targeted returns; ILPT’s ability to sell properties at prices it targets; ILPT’s ability to prudently pursue, and successfully and profitably complete, expansion and renovation projects at its properties and to realize its expected returns on those projects; ILPT’s ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional, real estate joint ventures or to attract co-venturers and benefit from its existing joint ventures or any real estate joint ventures ILPT may enter into; the ability of ILPT’s manager, RMR, to successfully manage it; ILPT’s qualification for taxation as a REIT under the Internal Revenue Code of 1986, as amended; changes in federal or state tax laws; changes in environmental laws or in their interpretations or enforcement as a result of climate change or otherwise, or ILPT incurring environmental remediation costs or other liabilities; ILPT's expected capital expenditures and leasing costs, as well as risks and uncertainties regarding the development, redevelopment or repositioning of ILPT's properties, including as a result of inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits, and ILPT’s ability to lease space at these properties at targeted returns; competition within the commercial real estate industry, particularly for industrial and logistics properties in those markets in which ILPT’s properties are located; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed on ILPT’s business and its ability to satisfy complex rules in order for ILPT to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; non-performance by the counterparties to our interest rate caps and the costs for renewing or replacing the interest rate caps; actual and potential conflicts of interest with ILPT’s related parties, including its managing trustees, RMR and others affiliated with them; acts of terrorism, outbreaks or continuation of pandemics or other significant adverse public health safety events or conditions, war or other hostilities, supply chain disruptions, climate change or other manmade or natural disasters beyond ILPT’s control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in ILPT’s periodic filings. The information contained elsewhere in ILPT’s filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause differences from ILPT’s forward-looking statements in this presentation. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon ILPT’s forward-looking statements. Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.